UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 31, 2010

Non-Invasive Monitoring Systems, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Florida	0-13176	59-2007840
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

4400 Biscayne Blvd., Miami, Florida		33137
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	305-575-4200

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On March 31, 2010 Non-Invasive Monitoring Systems, Inc. ("NIMS") entered into a Note and Security Agreement dated as of March 31, 2010 (the "Agreement") with Hsu Gamma Investments, L.P., an entity controlled by NIMS’ Chairman, Jane H. Hsiao, Ph.D. and Frost Gamma Investments Trust (collectively, the "Lenders"), pursuant to which the Lenders granted NIMS a revolving credit line (the "Revolver") in the aggregate amount of $1,000,000. NIMS may borrow and reborrow from time to time under the Revolver until March 31, 2011 (the "Maturity Date"). The interest rate payable by NIMS on amounts outstanding under the Revolver is 11% per annum, and increases to 16% after the Maturity Date or after an Event of Default (discussed below). All amounts owing under the Revolver must be repaid by the Maturity Date, and amounts outstanding are prepayable at any time. All amounts drawn under the Revolver are secured by all of NIMS’ personal property.

The Agreement prohibits NIMS, while a commitment to make a loan exists, from among other things, with certain exceptions, paying cash dividends, redeeming stock, incurring liens upon intellectual property, incurring new indebtedness (other than certain permitted indebtedness, including $250,000 relating to purchase or lease of equipment or personal property, and an additional $100,000 for other matters), prepaying indebtedness, repaying notes to officers, directors or shareholders, amending the terms of indebtedness to accelerate the payment thereof, or creating or permitting any liens on any of our property (except certain permitted liens).

Events of Default under the Agreement include, among others, a breach by NIMS of certain covenants contained therein (including those described in the previous paragraph), which breach remains uncured for ten days after notice from Lenders, defaults under other indebtedness giving other lenders the right to accelerate payment of at least $150,000 of aggregate indebtedness (whether or not exercised), judgments against NIMS remaining unsatisfied for at least ten days aggregating to at least $150,000, attachments of a material amount of NIMS’ assets (not removed within 10 days), and customary defaults relating to bankruptcy, liquidation and appointments of receivers.

Upon the occurrence of an Event of Default, NIMS can no longer borrow under the Revolver and at the option of the Lenders, NIMS must repay all outstanding indebtedness thereunder and any accrued interest thereon.

Each of the Lenders committed to lend 50% of each draw of the Revolver. Additionally, each of the Lenders is a beneficial owner of in excess of 10% of our common stock (such percentages are based on their latest Schedule 13D filings).

The foregoing is only a brief summary of some of the terms of the Agreement and does not purport to be complete. Please refer to the Agreement, which is attached as Exhibit 10.1 for its full terms.

On April 1, 2010, NIMS drew down $300,000 under the Revolver.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Item 1.01 is hereby incorporated by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number Description

10.1 Note and Security Agreement dated as of March 31, 2010 between the Registrant and Frost Gamma Investments Trust and Hsu Gamma Investments, L.P.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Non-Invasive Monitoring Systems, Inc.

April 6, 2010	By:	/s/ Adam S. Jackson

Name: Adam S. Jackson
Title: Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

10.1	Note and Security Agreement dated as of March 31, 2010 between the Registrant and Frost Gamma Investments Trust and Hsu Gamma Investments, L.P.